===============================================================================





                              CompleTel Europe N.V.

                                       and

                             CompleTel Holdings LLC

                           147,500 Units Consisting of
                 US$147,500,000 Principal Amount at Maturity of
                       14% Senior Discount Notes due 2009
                                       and
                1,475,000 Non-Voting Class B Membership Interests




                               PURCHASE AGREEMENT

Dated as of February 8, 1999




==============================================================================

                              CompleTel Europe N.V.
                             CompleTel Holdings LLC

                           147,500 Units Consisting of
                 US$147,500,000 Principal Amount at Maturity of
                       14% Senior Discount Notes due 2009
                                       and
                1,475,000 Non-Voting Class B Membership Interests



                               PURCHASE AGREEMENT

                                                              February 8, 1999

Salomon Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.
Paribas Corporation
c/o Salomon Smith Barney Inc.
as Representative of the Initial Purchasers
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

                  CompleTel Europe N.V., a Netherlands public company with limited liability (the "Company"), and CompleTel Holdings LLC, a Delaware limited liability company ("CompleTel Holdings," and, together with the Company, the "Issuers"), propose to issue and sell to the several parties named on Schedule I hereto (the "Initial Purchasers") for whom Salomon Smith Barney Inc. (the "Representative") is acting as representative, 147,500 units (the "Units"), consisting of an aggregate of US$147,500,000 principal amount at maturity of the Company's 14% Senior Discount Notes due 2009 (the "Notes") and an aggregate of

1,475,000 Non-Voting Class B Membership Interests of CompleTel Holdings (each, a "Class B Interest"). Each Unit will consist of US$1,000 principal amount of Notes and 10 Class B Interests. The Units, Notes and Class B Interests are hereinafter referred to collectively as the "Securities."

                  The Notes are to be issued under an indenture (the "Indenture") dated as of February 16, 1999 between the Company, CompleTel ECC B.V. ("CompleTel ECC") and U.S. Bank Trust National Association, as trustee (the "Trustee"). The Notes will be guaranteed (the "Subsidiary Guarantee") by CompleTel ECC and will be guaranteed (the "Parent Guarantee") by CompleTel LLC (the "Parent").

                  On the Closing Date (as defined herein) and simultaneously with delivery and payment pursuant to Section 3 hereof, CompleTel ECC will place $72,571,893 (representing the net proceeds (before expenses) from the sale of the Securities) (the "Initial Escrow Amount") into a collateral account and will pledge such account to the Trustee, for the benefit of the holders of the Notes and the Trustee (in its capacity as such under the Indenture) pursuant to the Escrow Agreement, dated as of February 16, 1999 (the "Escrow Agreement") among CompleTel ECC, the Company, U.S. Bank Trust National Association, as escrow agent (the "Escrow Agent"), and the Trustee, pending release in accordance with the terms of the Escrow Agreement.

                  The Initial Purchasers and the direct and indirect transferees of the Notes will be entitled to the benefits of a Registration Rights Agreement (the "Registration Rights Agreement") dated as of February 16, 1999, between the Company and the Initial Purchasers, pursuant to which the Company will agree to register the Notes under the Act subject to the terms and conditions therein specified. The Initial Purchasers and the direct and indirect transferees of the Class B Interests will be entitled to the benefits of an Equity Registration Rights Agreement (the "Equity Registration Rights Agreement"), dated as of February 16, 1999, by and among the Company, CompleTel Holdings, CompleTel (N.A.) N.V., the Parent, the Shareholders (as defined therein), the Initial Purchasers and U.S. Bank Trust National Association, pursuant to which holders of the Class B Interests will have (i) certain rights to Demand Registrations (as defined therein) or Piggy-Back Registrations (as defined therein), (ii) a Tag-Along Right (as defined therein) and (iii) a requirement to sell Class B Interests or other Registrable Securities (as defined therein), in each case, in accordance with the provisions of the Equity Registration Rights Agreement.

                  Pursuant to an agreement between the Company, CompleTel Holdings and CompleTel (N.A.) N.V. to be dated February 16, 1999 (the "Subscription Agreement"), 31 common shares of the Company, 1,000 Netherland Guilders each (the "Common Shares"), representing in the aggregate approximately 7% of the issued share capital of the Company, will be issued and delivered by the Company to CompleTel (N.A.) N.V., indirectly for the capital accounts of the holders of Class B Interests issued as a part of the Units. On the Closing Date, the Class B Interests will be issued under a limited liability company agreement dated as of February 16, 1999 (the "LLC Agreement") among the members from time to time of CompleTel Holdings. After the Closing Date, the Company will consummate a stock split of its Common Shares such that each Common Share will be split into 48,889.62645012 Common Shares, 0.03 Netherland Guilders each. After the consummation of the stock split, CompleTel (N.A.) N.V. will own (indirectly for the capital accounts of the holders of the Class B Interests) 1,475,000 Common Shares, representing 7% of the issued share capital of the Company.

                  The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act. In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum, dated December 29, 1998 (including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated February 8, 1999, (including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Issuers and the Securities. Each of the Issuers hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

                  The Issuers understand that the Initial Purchasers propose to make an offering of the Securities only on the terms and in the manner set forth in the Final Memorandum and herein as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, and outside the United States to certain persons in reliance on Regulation S under the Act.

                  This Agreement (this "Agreement"), the Indenture, the Securities, the Parent Guarantee, the Subsidiary Guarantee, the Exchange Securities (as defined in the Registration Rights Agreement), the LLC Agreement, the Subscription Agreement, the Registration Rights Agreement, the Equity Registration Rights Agreement and the Escrow Agreement are referred to collectively as the "Operative Documents." The term "you" as used herein shall mean the Representative and the term "Initial Purchasers" as used herein shall mean the Initial Purchasers listed on Schedule I. Certain terms used herein are defined in Section 20 hereof and certain other terms used herein and not otherwise defined have the meanings ascribed to such terms in the Final Memorandum.

            1. REPRESENTATIONS AND WARRANTIES. The Issuers, jointly and severally, represent and warrant to and agree with each Initial Purchaser that:

               (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum (as supplemented or amended) does not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Issuers make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of the Initial Purchasers specifically for inclusion therein.

               (b) None of the Issuers or any of their respective Affiliates, or any person acting on their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

               (c) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

               (d) None of the Issuers or any of their respective Affiliates or any person (other than the Initial Purchasers, as to which the Issuers make no representation) acting on the Issuers' behalf has engaged, in connection with the offering of the Securities, (A) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act, (B) in any directed selling efforts within the meaning of Rule 902 under the Act in the United States in connection with the Securities being offered and sold pursuant to Regulation S under the Act, (C) in any manner involving a public offering within the meaning of Section 4(2) of the Act or (D) in any action which would require the registration of the offering and sale of the Securities pursuant to this Agreement or which would violate applicable state "blue sky" laws.

               (e) Assuming that the representations and warranties of the Initial Purchasers contained in Section 4 are true, correct and complete, and assuming compliance by the Initial Purchasers with their covenants in
     Section 4, and assuming that the representations and warranties deemed to be made by non-U.S. persons and QIBs purchasing Securities are true and correct as of the Closing Date, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by, or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with, this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act.

               (f) Neither the Company nor CompleTel Holdings is, and after giving effect to the Offering and sale of the Securities and the application of the proceeds therefrom as described in the Final Memorandum neither will be, an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act; neither the Company nor CompleTel Holdings is otherwise subject to regulation or registration under the Investment Company Act nor would either the Company or CompleTel Holdings be subject to regulation or registration under the Investment Company Act in the absence of Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

               (g) The Issuers have not paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities (except as contemplated by this Agreement).

               (h) The Issuers have not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

               (i) The only subsidiaries (direct and indirect) of the Parent on the Closing Date will be those listed on SCHEDULE II hereto (other than the Issuers, each of such subsidiaries are referred to herein as the "Subsidiaries"). Each of the Issuers, the Parent and the Subsidiaries has been duly incorporated or otherwise organized and is validly existing and (insofar as applicable in the respective jurisdiction) in good standing as a corporation, limited liability company or unlimited company, as the case may be, under the laws of its jurisdiction of incorporation or organization, as the case may be. Each of the Issuers, the Parent and the Subsidiaries has full requisite corporate or other power and authority to own, lease and operate its properties and conduct its business as described in the Final Memorandum, and (insofar as the concept is applicable in the respective jurisdiction) is duly qualified to do business as a foreign corporation, limited liability company or unlimited company, as the case may be, in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), assets, earnings, results of operations, business affairs or business prospects of the Issuers, the Parent and the Subsidiaries, taken as a whole or (ii) the ability of each of the Issuers, CompleTel (N.A.) N.V., CompleTel ECC and the Parent to duly and punctually perform any of its obligations under the Operative Documents or to consummate the transactions contemplated hereby and thereby (a "Material Adverse Effect"); and, to the knowledge of the Issuers, no revocation or limitation or variation of any such authorization or approval, is threatened.

               (j) As of the Closing Date, after giving effect to the consummation of the transactions contemplated by the Operative Documents, the issued and outstanding capital stock, share capital or equity interests, as the case may be, of each of the Parent, the Company and the Subsidiaries will be as set forth on Schedule III hereto. All the outstanding shares of capital stock, capital shares or equity interests, as the case may be, of the Parent, the Company and the Subsidiaries have been duly and validly authorized and issued and are fully paid and (insofar as the concept is applicable in the respective jurisdiction) nonassessable, and were not issued in violation of preemptive or similar rights and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock, capital shares or equity interests, as the case may be, of the Subsidiaries are owned by the Company or CompleTel Holdings, directly or through wholly owned subsidiaries, free and clear of any security interests, claims, liens, encumbrances or restrictions on transferability (other than those imposed by the Act, state securities or "Blue Sky" laws and other similar laws of the relevant jurisdiction of incorporation or organization) or voting. Except as set forth in the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligation into, or exchange any securities for, shares of capital stock or equity interests of the Parent, the Company or any Subsidiary are outstanding and no holder of securities of the Parent, the Company or any Subsidiary is entitled to have such securities registered under the Act.

               (k) On the Closing Date, upon execution and delivery of the LLC Agreement, the capitalization of CompleTel Holdings will consist solely of Class A Membership Interests ("Class A Interests") and Class B Interests. On the Closing Date, upon issuance and delivery of the Class B Interests as contemplated by this Agreement and the consummation of the transactions contemplated by the other Operative Documents there will be 19,596,429 Class A Interests and 1,475,000 Class B Interests issued and outstanding. On the Closing Date, the Class A Interests will have been duly authorized and validly issued, will be fully paid and non-assessable and such membership interests will not have been issued in violation of any preemptive or similar rights. Except as set forth in the Equity Registration Rights Agreement, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into, or exchange any securities for, equity interests of CompleTel Holdings and no holder of securities of CompleTel Holdings is entitled to have such securities registered under the Act.

               (l) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum under the heading "Capitalization"; the Common Shares conform to the descriptions thereof in the Final Memorandum.

               (m) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Notes and the Exchange Securities. The Notes and the Exchange Securities have been duly and validly authorized by the Company for issuance. The Notes, when executed, authenticated and issued in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed, issued and delivered and (assuming the due authentication by the Trustee) will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, and the Exchange Securities, when executed, authenticated, issued and delivered in the manner contemplated by the Registration Rights Agreement and the Indenture, will have been duly executed, issued and delivered and (assuming the due authentication by the Trustee) will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except, in each case, that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws (and judicially developed doctrines in the area such as substantive consolidation or equitable subordination) now or hereafter in effect relating to or affecting creditors' rights generally, or (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the "Enforceability Limitations"). The Notes are in the form contemplated by the Indenture.

               (n) The Parent has the requisite corporate power and authority to execute, deliver and perform its obligations under the Parent Guarantee. The Parent Guarantee has been duly and validly authorized by the Parent. The Parent Guarantee, upon execution and delivery by the Parent will constitute a valid and legally binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

               (o) CompleTel ECC has the requisite corporate power and authority to execute, deliver and perform its obligations under the Subsidiary Guarantee. The Subsidiary Guarantee has been duly and validly authorized by CompleTel ECC. The Subsidiary Guarantee, upon execution and delivery by CompleTel ECC will constitute a valid and legally binding obligation of CompleTel ECC, enforceable against CompleTel ECC in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

               (p) CompleTel Holdings has the requisite power and authority to issue the Class B Interests. The Class B Interests have been duly and validly authorized for issuance by CompleTel Holdings and, when delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive or similar rights. The Class B Interests are in the form contemplated by the LLC Agreement and are entitled to the benefits of the LLC Agreement; no holder of a Class B Interest will be subject to personal liability solely by reason of being such a holder. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Class B Interests are valid, binding and enforceable in accordance with the terms of the LLC Agreement.

               (q) Each of the Company and CompleTel ECC has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and CompleTel ECC and, when executed and delivered by each of the Company and CompleTel ECC (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of each of the Company and CompleTel ECC, enforceable against each of the Company and CompleTel ECC in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

               (r) Each of the Issuers has the requisite corporate or other power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Issuers and (assuming the due authorization, execution and delivery by the Initial Purchasers) constitutes a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

               (s) Each of the Issuers, the Parent and CompleTel (N.A.) N.V. has the requisite corporate or other power and authority to execute, deliver and perform its obligations under the Equity Registration Rights Agreement. The Equity Registration

     Rights Agreement has been duly and validly authorized by the Issuers, the Parent and CompleTel (N.A.) N.V. and, when executed and delivered by the Issuers, the Parent and CompleTel (N.A.) N.V., (assuming the due authorization, execution and delivery by the Initial Purchasers, the Shareholders and U.S. Bank Trust National Association) will constitute a valid and legally binding agreement of the Issuers, the Parent and CompleTel (N.A.) N.V., enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

               (t) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

               (u) Each of the Issuers and CompleTel (N.A.) N.V. has the requisite corporate or other power and authority to execute, deliver and perform its obligations under the Subscription Agreement. The Subscription Agreement has been duly and validly authorized and, when executed and delivered by each of the Issuers and CompleTel (N.A.) N.V., will constitute a valid and legally binding agreement of each of the Issuers and CompleTel (N.A.) N.V., enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

               (v) CompleTel ECC and the Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Escrow Agreement. The Escrow Agreement has been duly and validly authorized by CompleTel ECC and, when executed and delivered by CompleTel ECC, the Company, the Escrow Agent and the Trustee, will constitute a valid and legally binding agreement of each of CompleTel ECC and the Company, enforceable against CompleTel ECC and the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

               (w) The Securities, the Exchange Securities, the Parent Guarantee, the Subsidiary Guarantee, the Indenture, the Escrow Agreement, the Equity Registration Rights Agreement, the LLC Agreement, the limited liability company agreement of the Parent (the "Parent LLC Agreement"), the Subscription Agreement, the Registra-tion Rights Agreement, the Class B Interests and the Common Shares conform in all material respects to the descriptions thereof in the Final Memorandum.

               (x) No consent, waiver, approval, authorization, license, qualification, registration, filing with or order of any court or governmental agency or body, (whether domestic or foreign), is required in connection with the issuance and sale of the Securities or the Exchange Securities or the performance by the Issuers, CompleTel (N.A.) N.V., CompleTel ECC or the Parent of their respective obligations under the Operative Documents, or for the consummation of any of the transactions contemplated hereby or thereby, except (i) as has already been acquired or as of the Closing Date will be acquired or (ii) except such as may be required (A) in connection with the registration under the Act of the Exchange Securities or the Class B Interests, pursuant to the Registration Rights Agreement or the Equity Registration Rights Agreement, as applicable, (B) in order to qualify the Indenture under the Trust Indenture Act or (C) by state securities or "blue sky" laws in connection with the offer and sale of the Securities or the registration thereof or of the Exchange Securities pursuant to the Registration Rights Agreement or the Equity Registration Rights Agreement, as applicable; all consents, waivers, approvals, authorizations, licenses, qualifications, registrations, filings, or orders which are required to be obtained by the Closing Date, will be obtained by such date and will be in full force and effect on the Closing Date.

               (y) Neither the execution, delivery or performance of the Operative Documents by the Issuers, CompleTel (N.A.) N.V., CompleTel ECC or the Parent, nor the consummation of any of the transactions contemplated by the Operative Documents (including the use of the proceeds from the sale of the Securities as described under the caption "Use of Proceeds" in the Final Memorandum), nor the fulfillment of the terms hereof or thereof will conflict with, or result in a breach or violation or default (or an event that, with notice or lapse of time or both, would constitute a breach or default) or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers, the Parent or the Subsidiaries pursuant to, (i) the certificate of incorporation or bylaws (or similar organizational documents) of the Issuers, the Parent or any of the Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, note or other agreement, obligation, condition, covenant, license, permit or instrument to which the Issuers, the Parent or any of the Subsidiaries is a party or bound or to which their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to Issuers, the Parent or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority (whether foreign or domestic) having jurisdiction over the Issuers, the Parent or any of the Subsidiaries or any of their properties.

               (z) At the time of deposit with the Escrow Agent of the Initial Escrow Amount, no Lien (as such term is defined in the Indenture) exists upon such Collateral (as such term is defined in the Escrow Agreement) and no right or option to acquire the same exists in favor of any other person or entity, except for the pledge and security interest in favor of the Trustee for the benefit of the holders of the Securities and the Trustee (in its capacity as such under the Indenture) to be created or provided for in the Escrow Agreement, which pledge and security interest shall constitute a first priority perfected pledge and security interest in and to all of the Collateral.

               (aa) The consolidated historical financial statements and schedules of the Parent and its consolidated subsidiaries included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Parent and its consolidated subsidiaries as of the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP"), applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the captions "Selected Consolidated Financial Data" and "Capitalization" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein. Arthur Andersen LLP, which has examined such financial statements, as set forth in the report included in the Final Memorandum, is an independent public accounting firm with respect to the Parent, the Issuers and the Subsidiaries within the meaning of Regulation S-X under the Act.

               (bb) No legal action, suit or proceeding, inquiry or investigation by or before any court or governmental agency, authority or body or any arbitrator (whether domestic or foreign) involving the Issuers, the Parent or any of the Subsidiaries or its or their property is pending or, to the knowledge of the Issuers, threatened against the Issuers, the Parent or any of the Subsidiaries that (i) could reasonably be expected to have a material adverse effect on the performance of the Operative Documents, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect.

               (cc) None of the Issuers, the Parent or any Subsidiary is in violation or default of (i) any provision of its articles of incorporation or bylaws (or other similar organizational documents); (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, note or other agreement, obligation, condition, covenant, license, permit or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree (whether foreign or domestic) applicable to the Issuers, the Parent or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority (whether domestic or foreign) having jurisdiction over the Issuers, the Parent or any of the Subsidiaries or any of their properties except, in each case, as would not be reasonably expected to have a Material Adverse Effect.

               (dd) Except as set forth in the Final Memorandum or would not be reasonably expected to have a Material Adverse Effect, each of the Issuers, the Parent and the Subsidiaries has obtained all consents, approvals, orders, licenses, certificates, permits and other authorizations (collectively, the "Licenses") issued by the appropriate Federal, state or foreign national governmental or regulatory authorities necessary to own, lease, license and use its properties and assets to conduct its businesses in the manner described in the Final Memorandum. None of the Issuers, the Parent or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any License which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect and no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such License, except where such revocation or termination could not, singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; and the Licenses referred to above place no restrictions on the Issuers, the Parent or any of the Subsidiaries that are not described in the Final Memorandum, except where such restrictions could not, singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

               (ee) Each of the Issuers, the Parent and the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum.

               (ff) No labor problem or dispute with the employees of the Issuers, the Parent or any of the Subsidiaries exists or, to the knowledge of the Issuers, is threatened or imminent, and the Issuers are not aware of any existing or imminent labor disturbance by the employees of any of the Subsidiaries' principal suppliers, contractors or customers, whether or not arising from transactions in the ordinary course of business, except, in each case, as set forth in or contemplated in the Final Memorandum or as would not reasonably be expected to have a Material Adverse Effect.

               (gg) All descriptions in the Final Memorandum of contracts and other documents to which any of the Issuers or any of the Subsidiaries are a party are accurate in all material respects; there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in Part I of a registration statement on Form F-1 under the 1933 Act that are not described or referred to in the Final Memorandum and listed on Schedule IV hereto.

               (hh) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder or any comparable foreign law, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect.

               (ii) There are no costs and liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

               (jj) Except as described in the Final Memorandum, including the financial statements and notes thereto included therein, each of the Issuers, the Parent and the Subsidiaries has good and marketable title to all real and personal property described in the Final Memorandum as being owned by it and (assuming good title by the lessor) good title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it pursuant to leases that are in full force and effect, free and clear of all liens, charges, encumbrances or restrictions, except to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

               (kk) Each of the Issuers, the Parent and the Subsidiaries has insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice for the business in which they are engaged.

               (ll) The statistical and market-related data included in the Final Memorandum are based on or derived from independent sources which the Issuers believe to be reliable and accurate in all material respects or represent the Issuers' good faith estimates that are made on the basis of data derived from such sources.

               (mm) None of the Issuers, the Parent nor any of the Subsidiaries nor any agent thereof acting on behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

               (nn) None of the Issuers, the Parent or the Subsidiaries or any of their properties or assets has immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment in aid of execution, executing or otherwise) under the laws of the Netherlands or other applicable laws.

               (oo) To ensure the legality, validity, enforceability or admissibility into evidence of the Operative Documents or any other document to be furnished thereunder, it is not necessary that the Operative Documents, or any other document be filed or recorded with any court or other authority in the Netherlands or any other jurisdiction.

               (pp) None of (a) the Operative Documents, (b) the issuance, sale and delivery of the Securities to the Initial Purchasers upon payment therefor as contemplated in this Agreement, (c) the issuance of the Exchange Securities as contemplated in the Registration Rights Agreement and the Indenture, (d) the issuance of the Common Shares to CompleTel (N.A.) N.V. pursuant to the Subscription Agreement or (e) the distribution of the Common Shares of the Company to holders of the Class B Interests upon a Liquidation Event (as defined in the LLC Agreement), in each case as contemplated in the Operative Documents are subject to any registration tax, stamp duty or similar tax, duty, impost or levy imposed by the Netherlands or any political subdivision thereof or any other jurisdiction.

               (qq) Each of the Company, CompleTel (N.A.) N.V. and CompleTel ECC has the power to submit and on the Closing Date will have taken all necessary corporate action to submit to the non-exclusive jurisdiction of the federal and state courts in New York City, New York, and to waive immunity in respect of the applicable Operative Documents and such submission will be binding upon the Company, CompleTel (N.A.) N.V. and CompleTel ECC.

               Any certificate signed by any officer or authorized signatory of the Issuers and delivered to any of the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuers as to matters covered thereby, to each Initial Purchaser.

               2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuers, at an aggregate purchase price of US$72,571,893, representing approximately US$492 per Unit, the respective number of Units set forth on Schedule I opposite such Initial Purchaser's name.

               3. DELIVERY AND PAYMENT. Delivery of and payment for the Securities shall be made at 9:00 A.M., New York City time, on February 16, 1999, or at such time on such later date (not later than two (2) Business Days thereafter) as the Initial Purchasers shall designate, which date and time may be postponed by agreement between the Initial Purchasers and the Issuers or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Initial Purchasers for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers of the purchase price thereof by wire transfer of immediately available funds in accordance with the Escrow Agreement. Delivery of the Securities in definitive form shall be made at such location as the Initial Purchasers shall reasonably designate at least one Business Day in advance of the Closing Date. Certificates for the Securities shall be registered in such names and in such denominations as the Initial Purchasers may request not less than two full Business Days in advance of the Closing Date.

               4. OFFERING BY INITIAL PURCHASERS. The Initial Purchasers have advised the Issuers that they propose to offer the Securities for resale upon the terms and conditions set forth in this Agreement and in the Final Memorandum. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuers that:

               (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

               (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States or by means of any directed selling efforts (as defined in Rule 902 under the Securities Act) in the United States in connection with the Securities being offered and sold pursuant to Regulation S or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act prior to the effectiveness of a registration statement with respect to the Securities.

               (c) Each Initial Purchaser will deliver at or prior to the Closing Date to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Final Memorandum, as amended and supplemented at the date of such delivery.

               (d) Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuers that it is a "qualified institutional buyer" within the meaning of Rule 144A under the Act (a "Qualified Institutional Buyer").

               5. AGREEMENTS OF THE ISSUERS. The Issuers agree with each Initial Purchaser that:

               (a) The Issuers will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as each Initial Purchaser and counsel for the Initial Purchasers may reasonably request.

               (b) The Issuers will not at any time make any amendment or supplement to the Preliminary Memorandum or the Final Memorandum without the prior written consent of the Initial Purchasers.

               (c) The Issuers will immediately notify each Initial Purchaser and confirm such notice in writing of (x) any filing made by the Issuers relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Issuers, any event as a result of which the Final Memorandum would include any untrue statements of material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Final Memorandum to comply with applicable law. In such event or if at any time prior to completion of the distribution of the Securities by the Initial Purchasers to purchasers who are not its affiliates (as determined by the Initial Purchasers) any other event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Memorandum in order that the Final Memorandum, as then amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers, such amendment or supplement is necessary to comply with applicable law, the Issuers will, subject to paragraph (b) of this Section 5, promptly prepare, at their own expense, such amendment or supplement as may be necessary to correct such untrue statement or omission or to effect such compliance (in form and substance agreed upon by the Initial Purchasers and counsel for the Initial Purchasers), so that as so amended or supplemented, the statements in the Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or so that such Final Memorandum as so amended or supplemented will comply with applicable law, as the case may be, and furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. The Issuers agree to notify the Initial Purchasers in writing to suspend use of the Final Memorandum as promptly as practicable after the occurrence of an event specified in this paragraph (c), and the Initial Purchasers hereby agree upon receipt of such notice from the Issuers to suspend use of the Final Memorandum until the Issuers have amended or supplemented the Final Memorandum to correct such misstatement or omission or to effect such compliance.

               (d) Neither the Issuers nor any of their Affiliates will solicit any offer to buy or offer or sell the Securities or the Exchange Securities by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act), or by means of any directed selling efforts (as defined in Rule 902 under the Securities Act) in the United States in connection with the Securities being offered and sold pursuant to Regulation S or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act prior to the effectiveness of a registration statement with respect to the Securities or the Exchange Securities, as applicable.

               (e) Neither the Issuers nor any of their Affiliates will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

               (f) The Company (A) will, so long as the Notes are outstanding, furnish to the Trustee and the holders of the Notes, the reports and other information required to be furnished in accordance with the Indenture, whether or not the Company has a class of securities registered under the Exchange Act, and (B) will furnish to the Initial Purchasers copies of all such reports and information, together with such other documents, reports and information as shall be furnished by the Company to the holders of the Securities or to the Trustee.

               (g) At all times prior to the registration of the Securities under the Act, so long as the Securities are outstanding, the Issuers will furnish to holders of Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resales of the Securities.

               (h) The Issuers will use their reasonable best efforts to cause and maintain the eligibility of the Securities for clearance and settlement through DTC, the Euroclear System and Cedelbank.

               (i) Prior to the Closing Date, the Company will furnish to each Initial Purchaser, if and as soon as they have been prepared, a copy of any unaudited interim consolidated financial statements of the Company and the Parent for any period subsequent to the period covered by the most recent financial statements of the Company and the Parent appearing in the Final Memorandum which have been prepared in the ordinary course of business.

               (j) The Issuers will use their best efforts to arrange for the registration and qualification of the Securities for offering and sale under the applicable securities or "blue sky" laws of such states and other jurisdictions as the Initial Purchasers may reasonably designate in connection with the resale of the Securities as contemplated by this Agreement and the Final Memorandum and to continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; PROVIDED that in no event shall either of the Issuers be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 5(j), (ii) file any general consent to service of process in any jurisdiction where it is not at the Closing Date then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject. The Issuers will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Issuers shall promptly advise the Initial Purchasers of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction or the institution, threatening or contemplation of any proceeding for such purpose.

               (k) Subject to the provisions of the Escrow Agreement, the Company will use the proceeds received from the Offering in the manner specified in the Final Memorandum under the heading "Use of Proceeds."

               (l) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

               (m) The Issuer will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

               (n) Except as would not have an adverse effect on the holders of the Class B Interests, CompleTel Holdings shall comply with all of its obligations under the LLC Agreement, including but not limited to (i) its obligation pursuant to Section 7.3 thereof, (ii) its obligation to maintain a calendar year as its fiscal year and (iii) obtaining the consent of the holders of Class B Interests with respect to amendments of the LLC Agreement to the extent set forth in Section 12.3 thereof.

               (o) Pursuant to the Escrow Agreement, the Issuers will cause CompleTel ECC to deposit the Initial Escrow Amount into a collateral account and will cause CompleTel ECC to take all actions necessary to pledge, assign and set over to the Trustee, for the benefit of the holders of the Securities and the Trustee (in its capacity as such under the Indenture), and irrevocably grant to the Trustee for the benefit of the holders of the Securities and the Trustee (in its capacity as such under the Indenture) a first priority perfected security interest in, all of its respective right, title and interest in such collateral account, all funds held therein and all other Collateral (as such term is defined in the Escrow Agreement) held by the Escrow Agent or on its behalf, in order to secure the obligations under the Escrow Agreement and the Securities.

               (p) Whether or not any sale of the Securities is consummated, the Issuers agree, jointly and severally, to pay and bear all costs and expenses incident to the performance of all of their obligations under this Agreement, including (i) the preparation and printing of the Preliminary Memorandum, the Final Memorandum and any amendments or supplements thereto and the cost of furnishing copies thereof to the Initial Purchasers, (ii) the preparation, issuance, printing and distribution of the Operative Documents, (iii) the delivery to the Initial Purchasers of the Securities, including any stamp or other taxes in connection with the original issuance and sale of the Securities, (iv) the fees and disbursements of the Issuers' counsel and accountants, (v) the qualification of the Securities under the applicable state securities or "blue sky" laws in accordance with the provisions of Section 5(j) hereof including filing fees and reasonable fees and disbursements of counsel to the Initial Purchasers in connection therewith and in connection with the preparation of any survey of state securities or "blue sky" laws or legal investment memoranda, (vi) any fees charged by rating agencies for rating the Securities, (vii) any fees associated with establishing or maintaining the escrow account in connection with the Escrow Agreement, (viii) the fees and expenses of the Trustee, the Transfer Agent, the Escrow Agent and any paying agent, including the fees and disbursements of their counsel, (ix) all expenses (including travel expenses) of the Issuers in connection with any meetings with prospective investors in the Securities (other than expenses for meeting facilities for the road show) and (x) all expenses and listing fees in connection with the application for designation of the Securities as PORTAL securities and the eligibility of the Units, the Notes, the Exchange Securities, and the Class B Interests for clearance through The Depository Trust Company, the Euroclear System and Cedelbank. Notwithstanding any of the foregoing, it is understood that except as expressly set forth in subclause (v) of this clause (p), the Initial Purchasers shall pay all fees and expenses of the Initial Purchasers' legal counsel and all of the Initial Purchasers' travel (excluding any chartered jet), stabilization and other out-of-pocket expenses, including meeting facilities for the road show.

               (q) Within 60 days from the Closing Date, the Company will consummate a stock split such that each Common Share of the Company will be split into 48,991.0714286 Common Shares of the Company.

               6. CONDITIONS TO THE OBLIGATIONS OF THE INITIAL PURCHASERS. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers contained herein on the date hereof and on the Closing Date, to the accuracy of the statements of the Issuers made in any certificates pursuant to the provisions hereof, to the performance by the Issuers of their respective obligations hereunder and to the following additional conditions:

               (a) On the Closing Date, the Initial Purchasers shall have received the opinion of Holme Roberts & Owen LLP, United States counsel for the Issuers, dated as of the Closing Date in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, substantially to the effect that:

               (i) each of the Parent, CompleTel Holdings and CableTel Management Inc. ("CableTel") has been duly incorporated, formed or otherwise organized and is validly existing and in good standing as a corporation or limited liability company, as the case may be, under the laws of its jurisdiction of incorporation, formation or organization, as the case may be; each of the Parent, CompleTel Holdings and CableTel has full requisite power and authority to own, lease and operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation, or limited liability company, as the case may be, in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

               (ii) the authorized, issued and outstanding equity interests of each of the Parent and CompleTel Holdings is as set forth in this Agreement; all the outstanding equity interests of CompleTel Holdings have been duly and validly authorized and issued and are fully paid and nonassessable with no personal liability attaching to any holder thereof by virtue of the ownership thereof, and were not issued in violation of any preemptive or similar rights;

               (iii) to the knowledge of such counsel, except as set forth in the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into, or exchange any securities for, shares of equity interests of CompleTel Holdings are outstanding;

               (iv) CompleTel Holdings has the requisite power and authority to execute, deliver and perform its obligations under this Agreement; this Agreement has been duly and validly authorized, executed and delivered by CompleTel Holdings;

               (v) CompleTel Holdings has the requisite power and authority to issue the Class B Interests; the issuance of the Class B Interests has been duly and validly authorized;

               (vi) CompleTel Holdings has the requisite power and authority to execute, deliver and perform its obligations under the Subscription Agreement and the LLC Agreement; each of the Subscription Agreement and the LLC Agreement has been duly and validly authorized, executed and delivered by CompleTel Holdings;

               (vii) each of CompleTel Holdings and the Parent has the requisite power and authority to execute, deliver and perform its obligations under the Equity Registration Rights Agreement; the Equity Registration Rights Agreement has been duly and validly authorized, executed and delivered by each of CompleTel Holdings and the Parent;

               (viii) the Parent has the requisite power and authority to execute, deliver and perform its obligations under the Parent Guarantee; the Parent Guarantee has been duly and validly authorized, executed and delivered by the Parent;

                 (ix) to the actual knowledge of such counsel, no legal action, suit or proceeding, inquiry or investigation by or before any Colorado or United States federal court or governmental agency, authority or body or any arbitrator is pending or threatened to which any of the Issuers, the Parent or any Subsidiary is a party or to which any of its or their property is subject that if determined adversely to any such party might reasonably be expected to have a Material Adverse Effect or which might reasonably be expected to affect the consummation or performance by the Issuers, the Parent or any Subsidiary of the Operative Documents;

                  (x) to the actual knowledge of such counsel, except as could not be reasonably expected to have a Material Adverse Effect, neither CompleTel Holdings nor the Parent is in violation or default of (i) any provision of its articles of incorporation or bylaws (or similar organizational document); (ii) any statute, law, rule, regulation, judgment, order or decree applicable to the CompleTel Holdings or the Parent of any Colorado or United States federal court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over CompleTel Holdings or the Parent or any of their properties;

                 (xi) to the actual knowledge of such counsel, except as could not be reasonably expected to have Material Adverse Effect, neither the Company nor the Subsidiaries is in violation or default of the terms of any judgment, order or decree applicable to the Company or the Subsidiaries of any Colorado or United States federal court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiaries or any of their properties;

                (xii) neither the execution, delivery or performance by CompleTel Holdings or the Parent of the Operative Documents to which CompleTel Holdings or Parent are parties, nor the consummation of any of the transactions contemplated by such Operative Documents by CompleTel Holdings and Parent nor the fulfillment of the terms thereof by CompleTel Holdings or Parent will conflict with, or result in a breach or violation or default of (or an event that, with notice or lapse of time or both, would constitute a breach or default) or imposition of any lien, charge or encumbrance upon any property or assets of CompleTel Holdings or the Parent pursuant to, (i) the certificate of incorporation or bylaws (or similar organizational documents) of CompleTel Holdings or the Parent, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, note or other agreement, obligation, condition, covenant, license, permit or instrument listed on Schedule IV hereto or (iii) to the knowledge of such counsel, any judgment, order or decree applicable to CompleTel Holdings or the Parent of any Colorado or United States federal court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over CompleTel Holdings or the Parent or any of their properties;

               (xiii) neither the execution, delivery or performance by the Company, CompleTel (N.A.) N.V. and CompleTel ECC of the Operative Documents to which the Company, CompleTel (N.A.) N.V. and CompleTel ECC are parties, nor the consummation of any of the transactions contemplated by such Operative Documents by the Company, CompleTel (N.A.) N.V. and CompleTel ECC nor the fulfillment of the terms thereof by the Company, CompleTel (N.A.) N.V. and CompleTel ECC will conflict with, or result in a breach or violation or default of (or an event that, with notice or lapse of time or both, would constitute a breach or default) or imposition of any lien, charge or encumbrance upon any property or assets of CompleTel (N.A.) N.V., the Company or CompleTel ECC pursuant to (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, note or other agreement, obligation, condition, covenant, license, permit or instrument listed on Schedule IV hereto or (ii) to the knowledge of such counsel, any judgment, order or decree applicable to the Company, CompleTel (N.A.) N.V. or CompleTel ECC of any Colorado or United States federal court, regulatory body, administrative agency, arbitrator or other authority having jurisdiction over the Company, CompleTel (N.A.) N.V. or CompleTel ECC or any of their properties;

               (xiv) to the knowledge of such counsel, no holder of any securities of the Parent, the Company or CompleTel Holdings is entitled to have such securities (other than the Notes, the Exchange Securities, the Class B Interests and the Registrable Securities as provided in the Operative Documents) registered under the Act, except to the extent expressly set forth in the Final Memorandum;

               (xv) the statements in the Final Memorandum under the headings "Risk Factors-- Lack of Voting Rights of Class B Interests; Potential Lack of Limited Liability to Members," "--Potential Inability of CompleTel Holdings to Make Tax Distributions," "Management -- Employment Agreements" and "-- Executive Securities Agreements," "Certain Relationships and Related Transactions," "Security Ownership of Certain Beneficial Owners and Management" and "Description of Certain Indebtedness," insofar as such statements are descriptions of contracts, agreements or other legal documents or refer to statements of law or legal conclusions, provide a fair summary of the information disclosed therein in all material respects; and

               (xvi) On the Closing Date after giving effect to the transactions contemplated by the Operative Documents, CompleTel Holdings will be treated for federal income tax purposes as a partnership and it will not be classified as a publicly traded partnership that is treated as a corporation under Section 7704(a) of the Code.

          In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Initial Purchasers, counsel for the Initial Purchasers, officers and other representatives of the Parent and Issuers and representatives of the independent certified accountants of the Parent and Issuers, at which conferences the contents of the Preliminary Memorandum and Final Memorandum and the business and affairs of the Parent, the Issuers and the Subsidiaries were discussed, and although such counsel has not independently verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except and only to the extent set forth in subclauses (xiv) and (xv) above), on the basis of such participation (relying as to materiality to the extent such counsel deemed appropriate upon the representations, statements and opinions of officers and other representatives of the Issuer and the Subsidiaries), no facts have come to the attention of such counsel which lead such counsel to believe that the Final Memorandum at the date thereof or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial, accounting or statistical data set forth or referred to in the Final Memorandum).

          In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal law of the United States, the General Corporation Law of the State of Delaware and the laws of the State of Colorado, (B) may rely, as to matters of fact, to the extent such counsel deems proper on representations or certificates of responsible officers of the Issuers, certificates of public officials and representations contained in the Operative Docu-ments and (C) may include such assumptions and qualifications as such counsel deems reasonably necessary in order to deliver such opinion, so long as the opinion, together with the assumptions and qualifications, is in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

          (b) On the Closing Date, the Initial Purchasers shall have received the opinion of Kirkland & Ellis, special United States securities counsel for the Issuers, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, substantially to the effect that:

               (i) the Notes are in the form contemplated by the Indenture and
          (I) when the Notes are authenticated by the Trustee in accordance with the provisions of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered and paid for in accordance with the terms of this Agreement, holders of the Notes will be entitled to the benefits of holders of the Notes under the Indenture and the Notes will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, (II) when the Exchange Securities are authenticated and delivered in exchange for the Notes in the manner contemplated by the Registration Rights Agreement and the Indenture, holders of the Exchange Securities will be entitled to the benefits of holders of the Exchange Securities under the Indenture and the Exchange Securities will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, (III) each of the Indenture, the Registration Rights Agreement, the Equity Registration Rights Agreement, the Escrow Agreement and the Subscription Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, (IV) when the Securities are delivered and paid for in accordance with this Agreement, the Class B Interests will be validly issued, fully paid and non-assessable and the holders thereof will be entitled to the benefits of holders of the Class B Interests under the LLC Agreement and no holder will be subject to personal liability by reason of being such a holder, (V) each of the Subscription Agreement, the LLC Agreement and the Equity Registration Rights Agreement constitutes a valid and binding obligation of CompleTel Holdings, enforceable against CompleTel Holdings in accordance with its terms, (VI) the Parent Guarantee will constitute a valid and binding obligation of the Parent, enforceable against the Par-ent in accordance with its terms, (VII) the Subsidiary Guarantee will constitute a valid and binding obligation of CompleTel ECC, enforceable against CompleTel ECC in accordance with its terms, (VIII) the Indenture will constitute a valid and binding obligation of CompleTel ECC, enforceable against CompleTel ECC in accordance with its terms, (IX) the Escrow Agreement will constitute a valid and binding obligation of CompleTel ECC, enforceable against CompleTel ECC in accordance with its terms, (X) the Equity Registration Rights Agreement constitutes a valid and binding obligation of Parent, enforceable against the Parent in accordance with its terms, and (XI) each of the Subscription Agreement and the Equity Registration Rights Agreement constitutes a valid and binding obligation of CompleTel (N.A.) N.V., enforceable against CompleTel (N.A.) N.V. in accordance with its terms, except, in each case, other than clause (IV) above, that the enforcement thereof may be limited by (x) the Enforceability Limitations and (y) such counsel need express no opinion concerning the enforceability of, or the enforceability under law under certain circumstances of, the indemnification or contribution provisions of the Registration Rights Agreement or the Equity Registration Rights Agreement with respect to a liability where such indemnification is contrary to public policy;

               (ii) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States of America or the State of New York is required for the execution and delivery by the Company, CompleTel Holdings, the Parent, CompleTel (N.A.) N.V. and CompleTel ECC of the Operative Documents to which they are parties or the consummation by the Company, CompleTel Holdings, the Parent, CompleTel (N.A) N.V. and CompleTel ECC, of any of the transactions contemplated in such Operative Documents, except (i) as have already been acquired or as of the Closing Date will be acquired or (ii) except such as may be required (A) in connection with the registration under the Act of the Exchange Securities or the Class B Interests, pursuant to the Registration Rights Agreements or the Equity Registration Rights Agreement, as applicable, (B) in order to qualify the Indenture under the Trust Indenture Act or (C) by state securities or "blue sky" laws in connection with the offer and sale of the Securities or the registration thereof or of the Exchange Securities pursuant to the Registration Rights Agreement or the Equity Registration Rights Agreement, as applicable;

               (iii) the execution, delivery and performance by the Company, CompleTel Holdings, the Parent, CompleTel (N.A.) N.V. and CompleTel ECC, of the Operative Documents to which they are parties will not conflict with, or result in a violation of any of the terms or provisions of, any statute, law, rule or regulation, under Federal law, the General Corporation Law of the State of Delaware and the laws of the State of New York applicable to any of the Issuers, the Parent, CompleTel (N.A.) N.V. or CompleTel Holdings, or any judgment, order or decree known to such counsel of any government, governmental instrumentality or court located in the United States having jurisdiction over the Company, CompleTel Holdings, the Parent, CompleTel (N.A.) N.V. or CompleTel ECC or any of their properties or assets;

               (iv) the Escrow Agreement creates a valid security interest in favor of the Trustee in all right, title and interest of CompleTel ECC in and to the Escrow Account and the Collateral (such counsel need not express an opinion as to the perfection or priority of the security interest in the collateral created by the Escrow Agreement);

               (v) the statements in the Final Memorandum under the headings "Summary -- The Offering," "Description of the Units," "Description of the Notes," "Description of the Class B Interests," "Exchange Offer; Registration Rights" and "Description of Equity Registration and Other Rights," insofar as such statements purport to summarize certain provisions of the Units, the Notes, the Exchange Securities, the Class B Interests, the Indenture, the Registration Rights Agreement, the LLC Agreement, the Escrow Agreement and the Equity Registration Rights Agreement, provide a fair summary in all material respects of such provisions of such agreements and instruments;

               (vi) the statements in the Final Memorandum under the heading "Risk Factors -- Investment Company Act Considerations," to the extent they summarize Federal laws, rules or regulations, provide a fair summary in all material respects of the information disclosed therein;

               (vii) assuming the Securities are issued and sold under the circumstances contemplated by this Agreement and the representations and warranties of the Issuers and the Initial Purchasers set forth herein are true and correct, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act;

               (viii) assuming the Company invests the net proceeds of the Offering as described under "Use of Proceeds" in the Final Memorandum, neither the

          Company nor CompleTel Holdings is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act nor is the Company or CompleTel Holdings subject to regulation or registration under the Investment Company Act; without relying on the availability of any exemption under Section 3(c)(1) or 3(c)(7) of the Investment Company Act;

               (ix) when the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities of either of the Issuers which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

               (x) the statements in the Final Memorandum under the caption "Certain Tax Considerations -- Certain U.S. Federal Income Tax Considerations" fairly summarize the material United States Federal income tax consequences of acquiring, owning and disposing of the Units, the Notes, the Exchange Securities and the Class B Interests; and

               (xi) Madison Dearborn Capital Partners II, L.P. ("MDP") has all requisite power and authority to execute, deliver and perform their obligations under the Equity Registration Rights Agreement and such execution and delivery has been duly authorized by MDP and the Equity Registration Rights Agreement constitutes a valid and binding agreement of MDP, enforceable against MDP in accordance with its terms.

          In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Initial Purchasers, counsel for the Initial Purchasers, officers and other representatives of the Parent and the Issuers and representatives of the independent certified accountants of the Parent and the Issuers, at which conferences the contents of the Preliminary Memorandum and Final Memorandum and the business and affairs of the Issuers, the Parent and the Subsidiaries were discussed, and although such counsel has not independently verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except and only to the extent set forth in subclauses (v), (vi) and (x) above), on the basis of such participation (relying as to materiality to the extent such counsel deemed appropriate upon the representations, statements and opinions of officers and other representatives of the Issuers and the Subsidiaries), no facts have come to the attention of such counsel which lead such counsel to believe that the Final Memorandum at the date thereof or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial, accounting or statistical data set forth or referred to in the Final Memorandum).

          In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal law of the United States, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the laws of the State of New York and (B) may rely, as to matters of fact, to the extent such counsel deems proper on representations or certificates of responsible officers of the Issuers, certificates of public officials and representations contained in the Operative Documents and (C) may include such assumptions and qualifications as such counsel deems reasonably necessary in order to deliver such opinion, so long as the opinion, together with the assumptions and qualifications, is in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

          (c) On the Closing Date, the Initial Purchasers shall have received the opinion of Clifford Chance, Dutch Counsel to the Company and its Dutch Subsidiaries, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

          (d) On the Closing Date, the Initial Purchasers shall have received the opinion of Smeets Thesseling Van Bokhorst Spigt, Netherlands Antilles counsel to CompleTel (N.A.) N.V., dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

          (e) On the Closing Date, the Initial Purchasers shall have received the opinion of Clifford Chance, French counsel to the Issuers, dated on the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

          (f) On the Closing Date, the Initial Purchasers shall have received the opinion of Oppenhoff & Radler, German counsel to the Issuers, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

          (g) On the Closing Date, the Initial Purchasers shall have received the opinion of Charles Russell, English corporate counsel to the Issuers, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

          (h) On the Closing Date, the Initial Purchasers shall have received the opinion of Denton Hall, English regulatory counsel to the Issuers, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

          (i) On the Closing Date, the Initial Purchasers shall have received the opinion of PriceWaterhouseCoopers, dated the Closing Date, with respect to Netherlands Antilles tax consequences and in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

          (j) The Initial Purchasers shall have received an opinion from Cahill Gordon & Reindel, United States counsel for the Initial Purchasers, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

          (k) The following conditions contained in clause (i) and (ii) of this subsection (k) shall have been satisfied at and as of the Closing Date, and the Issuers shall have furnished to the Initial Purchasers a certificate of the Issuers, signed by two authorized signatories of the Company and by two authorized signatories of CompleTel Holdings, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

               (i) the representations and warranties of the Issuers in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuers have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

               (ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Issuers and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          (l) The Securities shall have been (i) designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and
     (ii) declared eligible for clearance and settlement through The Depository Trust Company, the Euroclear System and Cedelbank.

          (m) On the date hereof and at the Closing Date, Arthur Andersen LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, confirming that they are independent accountants within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to financial statements and certain financial information contained in the Final Memorandum.

          (n) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Issuers or the Subsidiaries the effect of which is, in the reasonable judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the purchase and the delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          (o) All government authorizations required in connection with the issue and sale of the Securities as contemplated under this Agreement and the performance of the Issuers' respective obligations hereunder and under the Operative Documents shall be in full force and effect and the Issuers shall deliver copies of such authorizations to the Initial Purchasers.

          (p) Each of the Operative Documents shall have been executed and delivered by each of the parties thereto.

          (q) The Company shall have delivered evidence of the appointment of CT Corporation System as its agent pursuant to Section 14 hereof and, to the extent applicable, each of the Company, CompleTel ECC and CompleTel (N.A.) N.V. shall have delivered evidence of the appointment of CT Corporation System as its agent as provided in the Indenture, the Registration Rights Agreement, the Escrow Agreement, and the Equity Registration Rights Agreement.

          (r) Prior to the Closing Date, the Issuers shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Issuers in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of counsel for the Initial Purchasers, at Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, on the Closing Date.

          7. REIMBURSEMENT OF EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of either of the Issuers to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Issuers will reimburse the Initial Purchasers on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the sale of the Securities provided for herein is not consummated because of any termination pursuant to
Section 10 hereof, the Issuers and the Initial Purchasers will be responsible for their respective out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8. INDEMNIFICATION AND CONTRIBUTION. (a) Each Issuer jointly and severally agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (as supplemented or amended) or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(g) (as supplemented or amended), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any Initial Purchasers specifically for inclusion therein; PROVIDED, FURTHER, HOWEVER, that the Issuers will not be liable to any Initial Purchaser with respect to any losses, claims, damages or liabilities that resulted from the fact that such Initial Purchaser sold Securities to a person to whom such Initial Purchaser failed to send or give, at or prior to the Closing Date, a copy of the Final Memorandum, as then amended or supplemented, if the Issuers have previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the Initial Purchasers and the loss, liability, claim, damage or expense of such Initial Purchaser resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from the Preliminary Memorandum that was corrected in the Final Memorandum or, if applicable, amended or supplemented prior to the Closing Date. This indemnity agreement will be in addition to any liability which the Issuers may otherwise have.

          (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Issuers, each of their directors, each of its officers, and each person who controls either of the Issuers within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Issuers by or on behalf of such Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Issuers acknowledge that the statements set forth in the table, fifth paragraph, seventh paragraph, tenth paragraph, eleventh paragraph and the last paragraph under the heading "Plan of Distribution," constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

          (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemni-fying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if and only if
(i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest;
(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize in writing the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such counsel shall be designated in writing by Salomon Smith Barney Inc. in the case of parties indemnified pursuant to Section 8(a) above, and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settle-ment, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or
(b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers on the one hand and the Initial Purchasers on the other agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Issuers or one or more of the Initial Purchasers, as applicable, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Initial Purchasers on the other from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Issuer in connection with the purchase of the Securities hereunder. Relative fault shall be determined by reference to whether any untrue or any alleged untrue statement or the omission or alleged omission to state a material fact relates to information provided by the Issuers on the one hand or the Initial Purchasers on the other. The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Issuers within the meaning of either the Act or the Exchange Act and each officer and director of the Issuers shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. DEFAULT BY AN INITIAL PURCHASER. If any one or more of the Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such

Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal number of Units set forth opposite their names in Schedule I hereto bears to the aggregate number of Units set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate number of Units which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate number of Units set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Issuers. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements that may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuers or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

          10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Issuers prior to delivery of and payment for the Securities, if at any time prior to such time (i) a banking moratorium shall have been declared either by Federal or New York State authorities or any authority in the Netherlands or (ii) there shall have occurred any material adverse change in the financial markets in the United States or the Netherlands or any outbreak or escalation of hostilities, national or international emergency or war or other calamity or crisis, or any change or development involving a change in national or international political, financial or economic conditions, the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Issuers and their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Issuers or any of the officers, directors or controlling persons, referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provi-sions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. NOTICES. All communications hereunder will be in writing and effective only on receipt and should be mailed and delivered. Notices to the Initial Purchasers shall be directed to Salomon Smith Barney Inc., Seven World Trade Center, New York, New York 10048 Attention: General Counsel; and notices to the Issuers shall be directed to CompleTel Holdings LLC, 6300 Syracuse Way, Suite 355, Englewood, Colorado 80111 Attention: Chief Executive Officer, and CompleTel Europe N.V., Prinses Irenestraat 61, 1077 WV Amsterdam, The Netherlands, Attention: Managing Director, with a copy to Holme Roberts & Owen LLP, 1700 Lincoln, Suite 4100, Denver, Colorado 80203,
Attention: W. Dean Salter and with a copy to ING Trust (Nederland) B.V., P.O. Box 2838 1000 CV Amsterdam, The Netherlands, Attention: Paul van Witteveen.

          13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

          14. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES. By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System, 1633 Broadway, New York, NY 10019 ("CT Corporation System") (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in The City of New York, Borough of Manhattan, State of New York or brought under federal or state securities laws, and acknowledge that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Company in accordance with Section 14 shall be deemed in every respect effective service of process upon the Company, in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as any of the Securities or the Exchange Securities shall be outstanding; PROVIDED that the Company may and to the extent CT Corporation System ceases to be able to be served on the basis contemplated herein shall, by written notice to the Initial Purchasers, designate such additional or alternative agent for service of process under this Section 14 that (i) maintains an office located in the Borough of Manhattan, City of New York, State of New York and (ii) is either (x) counsel for the Company or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York.

          15. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

          16. JUDGMENT CURRENCY. The Company hereby agrees to indemnify each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each of their respective officers, directors, employees and agents against any loss incurred by such party as a result of any judgment or order being given or made for any U.S. dollar amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

          17. WAIVER OF IMMUNITY. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or any legal process (whether service or notice, attachment in aid of execution or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

          18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          19. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

          20. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

          "Commission" shall mean the Securities and Exchange Commission.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

          "NASD" shall mean the National Association of Securities Dealers,
Inc.

          "Regulation D" shall mean Regulation D under the Act.

          "Regulation S" shall mean Regulation S under the Act.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between each of the Issuers and the several Initial Purchasers.

                                Very truly yours,

                                COMPLETEL EUROPE N.V.

                                By  /s/ James E. Dovey
                                  --------------------------------------
                                  Name: James E. Dovey
                                  Title: Attorney-in-Fact

                                COMPLETEL HOLDINGS LLC

                                By  /s/ James E. Dovey
                                  --------------------------------------
                                  Name: James E. Dovey
                                  Title: Manager

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON SMITH BARNEY INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
TD SECURITIES (USA) INC.
PARIBAS CORPORATION

By:  SALOMON SMITH BARNEY INC.

By  /s/ Christopher Clipper
  --------------------------------------
    Name: Christopher Clipper
    Title: Vice President